FUND OF FUNDS INVESTMENT AGREEMENT

This Fund of Funds Investment Agreement (this “Agreement”), dated as of January 19, 2022 (the “Effective Date”), is made between Northern Lights Fund Trust III, on behalf of its series listed on Schedule A, severally and not jointly (each, the “Acquiring Fund”), and SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust (each, a “Trust”), each on behalf of their series listed on Schedule B, severally and not jointly (each, the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Fund, to invest in shares of other registered investment companies, such as the Acquired Fund, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, the Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Fund and the Acquired Fund desire to set forth the following terms pursuant to which the Acquiring Fund may invest in the Acquired Fund in reliance on the Rule.

1.	Terms of Investment

(a) In order to help reasonably address the risk of undue influence on the Acquired Fund by the Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, the Acquiring Fund and the Acquired Fund agree as follows:

(i) Redemptions. The Acquiring Fund acknowledges and agrees that it is not an Authorized Participant, as defined in Rule 6c-11 under the 1940 Act, and has no ability to directly redeem shares from the Acquired Fund.

(ii) Scale of investment. Upon a reasonable request by the Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in the Acquired Fund, the Acquired Fund shall provide the Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.

(c) The agreements contained in paragraphs 1(a)(ii) and 1(b) apply only with respect to an investment by the Acquiring Fund in the Acquired Fund that exceeds the limits in Section 12(d)(1)(A)(i) of the 1940 Act.

2.	Covenants of the Acquired Fund

(a) In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b) The Acquired Fund agrees that any information regarding planned purchases or sales of shares of the Acquired Fund provided pursuant to Section 1 will be treated confidentially, used solely for the purposes of this Agreement, and will not be disclosed to any third party without the prior consent of the Acquiring Fund, except for directors/trustees, officers, employees, accountants, legal counsel, investment advisers and other advisers of the Acquired Fund and its affiliates on a need-to-know basis and solely for the purposes of this Agreement.

3.	Covenants of the Acquiring Fund.

(a) In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if the Acquiring Fund fails to comply with the Rule with respect to its investment in the Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b) Any of the provisions of this Agreement notwithstanding, the Acquiring Fund represents and warrants to the Acquired Fund that it operates, and will continue to operate, in compliance with the 1940 Act, and the SEC’s rules and regulations thereunder. The Acquiring Fund agrees that the Acquired Fund is entitled to rely on the representations contained in this Agreement and that the Acquired Fund has no independent duty to monitor the Acquiring Fund’s or its investment adviser’s or, if applicable, its subadviser’s compliance with this Agreement, the 1940 Act, or the SEC’s rules and regulations thereunder.

(c) The Acquiring Fund shall provide the Acquired Fund with information regarding the amount of the Acquiring Fund’s investments in the Acquired Fund upon the Acquired Fund’s reasonable request.

(d) Notwithstanding anything herein to the contrary, to the extent the Acquiring Fund, the investment adviser to the Acquiring Fund or, if applicable, the subadviser to the Acquiring Fund has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker-dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, the Acquiring Fund will: (a) not make an investment in the Acquired Fund that causes the Acquiring Fund to hold 5% or more of the Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.

4.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

Northern Lights Fund Trust III

Attn: Richard Malinowski

c/o Ultimus Fund Solutions, LLC

80 Arkay Drive

Hauppauge, NY 11788

Email:

rmalinowski@ultimusfundsolutions.com

With a copy to:

Thompson Hine, LLP

Attn: Legal Dept.

41 South High Street, Suite 1700

Columbus, OH 43215

Fax: 614-469-3361

Email:

joann.strasser@thompsonhine.com

State Street Global Advisors

One Iron Street

Boston, MA 02210

Attn: Global Funds Management

Email: NewFoFRule@SSGA.com

With a copy to:

State Street Global Advisors

One Iron Street

Boston, MA 02210

Attn: Legal Department

Email: NewFoFRule@SSGA.com

5.	Term and Termination; Assignment; Amendment

(a) This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Fund’s reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated.

(b) This Agreement shall continue until terminated in writing: (i) by either party upon sixty (60) days’ notice to the other party; or (ii) in the event of a material breach of this Agreement, upon written notice to the breaching party, which may be given in the sole discretion of the non-breaching party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other. Any purported assignment of rights in violation of this Section is void.

(d) Other than as provided in Section 7(b), this Agreement may be amended only by a writing that is signed by each affected party.

(e) In any action involving the Acquiring Fund under this Agreement, the Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any of the other Acquiring Funds.

(f) In any action involving the Acquired Fund under this Agreement, the Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any of the other Acquired Funds.

(g) The Acquiring Fund and the Acquired Fund may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

6.	Indemnification

(a) Each Fund (an “Indemnifying Fund”), severally and not jointly, agrees to hold harmless, indemnify and defend each other Fund (an “Indemnitee Fund”), including any principals, directors or trustees, officers, employees and agents (“Agents”) of the Indemnitee Fund, against and from any and all losses, costs, expenses and liabilities incurred by or claims or actions (“Claims”) asserted against the Indemnitee Fund, including any of its Agents, to the extent such Claims result from a violation of any provision of this Agreement by the Indemnifying Fund or its Agents or result from any willful misfeasance, bad faith, reckless disregard or gross negligence of the Indemnifying Fund or its Agents in the performance of any of its duties or obligations hereunder. Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims. Notwithstanding the foregoing, the Indemnifying Fund shall not be responsible for any Claim against the Indemnitee Fund or its Agents to the extent such Claim results from a violation of any provision of this Agreement by the Indemnitee Fund or its Agents or results from any willful misfeasance, bad faith, reckless disregard or gross negligence of the Indemnitee Fund or its Agents in the performance of any of its duties or obligations hereunder. This Section shall survive any termination of this Agreement.

(b) Any liability pursuant to the forgoing provision shall be several and not joint. In any action involving the parties under this Agreement, the parties agree to look solely to the individual Acquiring Fund(s) or Acquired Fund(s) that is/are involved in the matter in controversy and not to any other Acquiring Fund or Acquired Fund.

7.	Additional Funds; Removal of Funds

(a) In the event that any party wishes to include one or more series in addition to those originally set forth on Schedule A or Schedule B (each such series a “New Fund”), such party shall so notify the other party in writing, and, upon written agreement, each New Fund shall hereunder become an Acquiring Fund or an Acquired Fund, as the case may be, and Schedule A or Schedule B, as appropriate, shall be amended accordingly.

(b) In the event that a Trust wishes to no longer make the Acquired Fund available under this Agreement, the Trust shall so notify the Acquiring Fund in writing by providing the Acquiring Fund an amended Schedule B that does not include the Acquired Fund. Upon the Acquiring Fund’s receipt of such amended Schedule B, the amended Schedule B shall be made a part of this Agreement and supersede the prior Schedule B. Except as modified by amended Schedule B, all other terms and conditions of this Agreement shall remain in full force.

8.	Severability

If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for both parties remain valid, legal and enforceable.

9.	Governing Law

(a) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

(b) In the case of the Acquired Fund, a copy of the Declaration of Trust of the applicable Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the Acquired Fund shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the Acquired Fund.

10.	Consequential Damages

Under no circumstances will any party to this Agreement be liable to any person, including without limitation any other party to this Agreement, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provision of this Agreement, even if such party had been advised of the possibility of such loss or damages.

11.	Entire Agreement

(a) This Agreement contains the entire understanding and agreement of the parties. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.

(b) The execution of this Agreement shall be deemed to constitute the termination as of the Effective Date of any and all prior agreements between the Acquiring Fund and the Acquired Fund that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to permit investments beyond the statutory limits of Section 12(d)(1)(A) and (B) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SPDR SERIES TRUST

SPDR INDEX SHARES FUNDS

SSGA ACTIVE TRUST

(each on behalf of their series listed on Schedule B, severally and not jointly)

By: _/s/Ann M. Carpenter________________________

Name: _Ann M. Carpenter ________________________

Title: _Vice President/Deputy Treasurer______________

[Remainder of page intentionally left blank; Acquiring Fund signature page follows]

Northern Lights Fund Trust III

(each on behalf of their series listed on Schedule A, severally and not jointly)

By: _/s/Eric Kane________________________

Name: Eric Kane

Title: Secretary

SCHEDULE A

List of Acquiring Fund(s) to Which the Agreement Applies

CURRENT AND PENDING NORTHERN LIGHTS FUND TRUST III FUNDS
Northern Lights Fund Trust III – 33 Funds
  Absolute: (collectively, the “Absolute Funds”)
    Absolute Capital Asset Allocator Fund (Asset Allocator)
    Absolute Capital Defender Fund (Capital Defender)
  ACM: (collectively, the “ACM Funds”)
    ACM Dynamic Opportunity Fund (ACM Dynamic)
    ACM Tactical Income Fund (ACM Tactical)
  Boyd Watterson Limited Duration Enhanced Income Fund (BWLD)
  Centerstone: (collectively, the “Centerstone Funds”)
    Centerstone International Fund (“CS International”)
    Centerstone Investors Funds (“CS Investors”)
  Counterpoint: (collectively, the “Counterpoint Funds”)
    Counterpoint Tactical Equity Fund (Counterpoint TE)
    Counterpoint Tactical Income Fund (Counterpoint TI)
    Counterpoint Tactical Municipal Fund (Counterpoint TM)
    CP High Yield Trend ETF (CP HYT)
  FPA Global Equity ETF (FPA ETF)*
  Good Harbor Tactical Select Fund (Good Harbor)
  HCM: (collectively, the “HCM Funds”)
    HCM Defender 100 Index ETF (HCM 100)
    HCM Defender 500 Index ETF (HCM 500)
    HCM Dividend Sector Plus Fund (HCM DSP)
    HCM Income Plus Fund (HCM IP)
    HCM Tactical Growth Fund (HCM TG)
  Issachar Fund (Issachar)
  Marathon Value Portfolio (Marathon)
  Newfound Risk Managed U.S. Growth Fund (Newfound)
  Persimmon Long/Short Fund (Persimmon)
  Pinnacle: (collectively, the “Pinnacle Funds”)
    Pinnacle Sherman Multi-Strategy Fund (Pinnacle MS)
    Pinnacle Sherman Breakaway Strategy Fund (Pinnacle BS)
  RESQ: (collectively, the “RESQ Funds”)
    RESQ Dynamic Allocation Fund (RESQ DA)
    RESQ Strategic Income Fund (RESQ SI)
  Swan: (collectively, the “Swan Funds”)
    Swan Defined Risk Fund (Swan DR)
    Swan Defined Risk Emerging Markets Fund (Swan EM)
    Swan Defined Risk Foreign Fund (Swan Foreign)
    Swan Defined Risk U.S. Small Cap Fund (Swan SC)
    Swan Defined Risk Growth Fund (Swan GF)
  The Covered Bridge Fund (Covered Bridge)
  The Teberg Fund (Teberg)

  Collectively, FYE 9/30
    9/30
    9/30
  Collectively, FYE 12/31
    FYE 12/31
    FYE 12/31
  FYE 6/30
  Collectively, FYE 12/31
    FYE 12/31
    FYE 12/31

  FYE 9/30
  FYE 9/30
  FYE 9/30
  FYE 12/31
  FYE TBD
  FYE 9/30
  Collectively, FYE 6/30
    6/30
    6/30
    6/30
    6/30
    6/30
  FYE 9/30
  FYE 9/30
  FYE 3/31
  FYE 9/30
  Collectively, FYE 9/30
    FYE 9/30
    FYE 9/30
  Collectively, FYE 9/30
    FYE 9/30
    FYE 9/30
  Collectively, FYE 6/30
    6/30
    6/30
    6/30
    6/30
    6/30
  FYE 9/30
  FYE 3/31

* Fund not yet operational as of November 30, 2021

SCHEDULE B (as of 10-1-21)

List of Acquired Funds to Which the Agreement Applies

Fund Name Ticker Trust

SPDR Dow Jones International Real Estate ETF RWX SPDR Index Shares Funds

SPDR Dow Jones Global Real Estate ETF RWO SPDR Index Shares Funds

SPDR EURO STOXX 50 ETF FEZ SPDR Index Shares Funds

SPDR MSCI ACWI ex-US ETF CWI SPDR Index Shares Funds

SPDR Portfolio MSCI Global Stock Market ETF SPGM SPDR Index Shares Funds

SPDR MSCI ACWI Low Carbon Target ETF LOWC SPDR Index Shares Funds

SPDR MSCI EAFE Fossil Fuel Reserves Free ETF EFAX SPDR Index Shares Funds

SPDR MSCI EAFE StrategicFactors ETF QEFA SPDR Index Shares Funds

SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF EEMX SPDR Index Shares Funds

SPDR MSCI Emerging Markets StrategicFactors ETF QEMM SPDR Index Shares Funds

SPDR MSCI World StrategicFactors ETF QWLD SPDR Index Shares Funds

SPDR S&P Emerging Asia Pacific ETF GMF SPDR Index Shares Funds

SPDR S&P North American Natural Resources ETF NANR SPDR Index Shares Funds

SPDR S&P China ETF GXC SPDR Index Shares Funds

SPDR Portfolio Developed World ex-US ETF SPDW SPDR Index Shares Funds

SPDR S&P International Small Cap ETF GWX SPDR Index Shares Funds

SPDR Portfolio Emerging Markets ETF SPEM SPDR Index Shares Funds

SPDR S&P Emerging Markets Dividend ETF EDIV SPDR Index Shares Funds

SPDR S&P Emerging Markets Small Cap ETF EWX SPDR Index Shares Funds

SPDR S&P Global Dividend ETF WDIV SPDR Index Shares Funds

SPDR S&P Global Infrastructure ETF GII SPDR Index Shares Funds

SPDR S&P Global Natural Resources ETF GNR SPDR Index Shares Funds

SPDR S&P International Dividend ETF DWX SPDR Index Shares Funds

SPDR Portfolio Europe ETF SPEU SPDR Index Shares Funds

SPDR Bloomberg Barclays 1-10 Year TIPS ETF TIPX SPDR Series Trust

SPDR Bloomberg Barclays 1-3 Month T-Bill ETF BIL SPDR Series Trust

SPDR Bloomberg Barclays Short Term International Treasury Bond ETF BWZ SPDR Series Trust

SPDR Portfolio Short Term Treasury ETF SPTS SPDR Series Trust

SPDR Portfolio Intermediate Term Treasury ETF SPTI SPDR Series Trust

SPDR Bloomberg Barclays 3-12 Month T-Bill ETF BILS SPDR Series Trust

SPDR Bloomberg Barclays Emerging Markets Local Bond ETF EBND SPDR Series Trust

SPDR Bloomberg Barclays Emerging Markets USD Bond ETF EMHC SPDR Series Trust

SPDR Bloomberg Barclays International Corporate Bond ETF IBND SPDR Series Trust

SPDR Bloomberg Barclays International Treasury Bond ETF BWX SPDR Series Trust

SPDR Bloomberg Barclays High Yield Bond ETF JNK SPDR Series Trust

SPDR Portfolio Intermediate Term Corporate Bond ETF SPIB SPDR Series Trust

SPDR Portfolio Long Term Corporate Bond ETF SPLB SPDR Series Trust

SPDR Portfolio Long Term Treasury ETF SPTL SPDR Series Trust

SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF SHM SPDR Series Trust

SPDR Nuveen Bloomberg Barclays Municipal Bond ETF TFI SPDR Series Trust

SPDR Nuveen Bloomberg Barclays High Yield Municipal Bond ETF HYMB SPDR Series Trust

SPDR Portfolio Short Term Corporate Bond ETF SPSB SPDR Series Trust

SPDR Portfolio Aggregate Bond ETF SPAB SPDR Series Trust

SPDR Bloomberg Barclays Convertible Securities ETF CWB SPDR Series Trust

SPDR Bloomberg Barclays Investment Grade Floating Rate ETF FLRN SPDR Series Trust

SPDR Portfolio TIPS ETF SPIP SPDR Series Trust

SPDR Portfolio Mortgage Backed Bond ETF SPMB SPDR Series Trust

SPDR Portfolio Corporate Bond ETF SPBO SPDR Series Trust

SPDR Bloomberg Barclays Short Term High Yield Bond ETF SJNK SPDR Series Trust

SPDR Bloomberg SASB Corporate Bond ESG Select ETF RBND SPDR Series Trust

SPDR Dow Jones REIT ETF RWR SPDR Series Trust

SPDR FactSet Innovative Technology ETF XITK SPDR Series Trust

SPDR FTSE International Government Inflation-Protected Bond ETF WIP SPDR Series Trust

SPDR Global Dow ETF DGT SPDR Series Trust

SPDR Portfolio High Yield Bond ETF SPHY SPDR Series Trust

SPDR ICE Preferred Securities ETF PSK SPDR Series Trust

SPDR MSCI USA StrategicFactors ETF QUS SPDR Series Trust

SPDR NYSE Technology ETF XNTK SPDR Series Trust

SPDR Russell 1000 Low Volatility Focus ETF ONEV SPDR Series Trust

SPDR Russell 1000 Momentum Focus ETF ONEO SPDR Series Trust

SPDR Russell 1000 Yield Focus ETF ONEY SPDR Series Trust

SPDR S&P 1500 Value Tilt ETF VLU SPDR Series Trust

SPDR S&P 1500 Momentum Tilt ETF MMTM SPDR Series Trust

SPDR S&P 500 ESG ETF EFIV SPDR Series Trust

SPDR S&P 500 Fossil Fuel Reserves Free ETF SPYX SPDR Series Trust

SPDR Portfolio S&P 500 Growth ETF SPYG SPDR Series Trust

SPDR Portfolio S&P 500 High Dividend ETF SPYD SPDR Series Trust

SPDR Portfolio S&P 500 ETF SPLG SPDR Series Trust

SPDR Portfolio S&P 500 Value ETF SPYV SPDR Series Trust

SPDR S&P Aerospace & Defense ETF XAR SPDR Series Trust

SPDR S&P Bank ETF KBE SPDR Series Trust

SPDR S&P Biotech ETF XBI SPDR Series Trust

SPDR S&P Capital Markets ETF KCE SPDR Series Trust

SPDR Portfolio S&P 1500 Composite Stock Market ETF SPTM SPDR Series Trust

SPDR S&P Health Care Equipment ETF XHE SPDR Series Trust

SPDR S&P Health Care Services ETF XHS SPDR Series Trust

SPDR S&P Dividend ETF SDY SPDR Series Trust

SPDR S&P Homebuilders ETF XHB SPDR Series Trust

SPDR S&P Insurance ETF KIE SPDR Series Trust

SPDR S&P Internet ETF XWEB SPDR Series Trust

SPDR S&P Kensho Clean Power ETF CNRG SPDR Series Trust

SPDR S&P Kensho Final Frontiers ETF ROKT SPDR Series Trust

SPDR S&P Kensho Future Security ETF FITE SPDR Series Trust

SPDR S&P Kensho Intelligent Structures ETF SIMS SPDR Series Trust

SPDR S&P Kensho New Economies Composite ETF KOMP SPDR Series Trust

SPDR S&P Kensho Smart Mobility ETF HAIL SPDR Series Trust

SPDR S&P Metals & Mining ETF XME SPDR Series Trust

SPDR S&P 400 Mid Cap Growth ETF MDYG SPDR Series Trust

SPDR S&P 400 Mid Cap Value ETF MDYV SPDR Series Trust

SPDR Portfolio S&P 400 Mid Cap ETF SPMD SPDR Series Trust

SPDR S&P Oil & Gas Equipment & Services ETF XES SPDR Series Trust

SPDR S&P Oil & Gas Exploration & Production ETF XOP SPDR Series Trust

SPDR S&P Pharmaceuticals ETF XPH SPDR Series Trust

SPDR S&P Regional Banking ETF KRE SPDR Series Trust

SPDR S&P Retail ETF XRT SPDR Series Trust

SPDR S&P Semiconductor ETF XSD SPDR Series Trust

SPDR S&P 600 Small Cap ETF SLY SPDR Series Trust

SPDR S&P 600 Small Cap Growth ETF SLYG SPDR Series Trust

SPDR Portfolio S&P 600 Small Cap ETF SPSM SPDR Series Trust

SPDR S&P 600 Small Cap Value ETF SLYV SPDR Series Trust

SPDR S&P Software & Services ETF XSW SPDR Series Trust

SPDR S&P Telecom ETF XTL SPDR Series Trust

SPDR S&P Transportation ETF XTN SPDR Series Trust

SPDR SSGA Gender Diversity Index ETF SHE SPDR Series Trust

SPDR SSGA US Large Cap Low Volatility Index ETF LGLV SPDR Series Trust

SPDR SSGA US Small Cap Low Volatility Index ETF SMLV SPDR Series Trust

SPDR Nuveen Municipal Bond ETF MBND SSGA Active Trust

SPDR DoubleLine Total Return Tactical ETF TOTL SSGA Active Trust

SPDR SSGA Ultra Short Term Bond ETF ULST SSGA Active Trust

SPDR DoubleLine Emerging Markets Fixed Income ETF EMTL SSGA Active Trust

SPDR Blackstone Senior Loan ETF SRLN SSGA Active Trust

Information Classification: Limited Access